SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CONFLUENCE ACQUISITION PARTNERS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2274351

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12444 Powerscourt Drive; Suite 225 St. Louis, MO	63131

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
     None
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒
     Securities Act registration statement file number to which this Form relates: 333-126467
     Securities to be registered pursuant to Section 12(g) of the Act:
Units

Title of Class
Common Stock, $.01 Par Value

Title of Class
Common Stock Purchase Warrants

Title of Class

ITEM 1. Description of Securities To Be Registered.
     The information required by this item is contained in the Section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-126467) that was initially filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2005 together with all amendments filed with respect thereto, (the “Registration Statement”). This information is incorporated herein by reference.
ITEM 2. Index to Exhibits.

*3.1	Certificate of Incorporation
*3.2	Bylaws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Unit Purchase Option to be granted to Representatives
*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
     * Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on July 8, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 18, 2006

CONFLUENCE ACQUISITION PARTNERS I, INC.
By:	/s/ John J. Klobnak
John J. Klobnak
President